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                                                                     EXHIBIT 5.1


                                     February 24, 2005



Phibro Animal Health Corporation
65 Challenger Road
Ridgefield, New Jersey 07660


   Re: Phibro Animal Health Corporation Registration Statement on Form S-4
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Ladies and Gentlemen:

         We have acted as counsel to Phibro Animal Health Corporation, a New York corporation (the "Company"), and the Designated Guarantors (as hereinafter defined), in connection with the public offering of 127,491 units, consisting of $103.207 million principal amount of new 13% Senior Secured Notes due 2007 (the "New U.S. Notes") of the Company and $24.284 million principal amount of new 13% Senior Secured Notes due 2007 (the "New Dutch Notes" and together with the New U.S. Notes, the "New Notes") of Philipp Brothers Netherlands III B.V. (the "Dutch Issuer"). The New U.S. Notes will be guaranteed, on a senior secured basis pursuant to the guarantees (the "Domestic Guarantees" and, together with the New Notes, the "New Domestic Securities") by Phibro-Tech, Inc., a Delaware corporation, Prince Agriproducts, Inc., a Delaware corporation, Koffolk, Inc., a Delaware corporation, C P Chemicals, Inc., a New Jersey corporation, Phibrochem, Inc., a New Jersey corporation, Phibro Chemicals, Inc., a New York corporation, Phibro Animal Health U.S., Inc., a Delaware corporation, Phibro Animal Health Holdings, Inc., a Delaware corporation, and Western Magnesium Corp., a California corporation (collectively, the "Domestic Guarantors"). We have also acted as special New York counsel to the Dutch Issuer in connection with the New Dutch Notes and to Phibro Animal Health SA ("Phibro Belgium") and the Company in connection with their guarantees thereof. The New Domestic Securities, together with the New Dutch Note and the guarantees thereof by the Company and Phibro Belgium are referred to collectively as the "New Securities"). The seven Domestic Guarantors that are incorporated under the laws of the States of New York, Delaware or New Jersey are collectively referred to as the "Designated Guarantors." The New Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 13% Senior Secured Notes due 2007 of the Company and of the Dutch Issuer (collectively, the "Old Securities") under an Indenture, dated as of October 21, 2003 as supplemented as of December 21,
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Phibro Animal Health Corporation
February 24, 2005
Page 2

2004 (the "Indenture"), by and among the Company, the Dutch Issuer, the Domestic Guarantors and HSBC Bank USA, National Association, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreements dated October 21, 2003 and December 21, 2004 (the "Registration Rights Agreement"), by and among the Company, the Dutch Issuer, the Domestic Guarantors and Jefferies & Company, Inc.

         This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with the filing of the Registration Statement (as hereinafter defined) and for no other purpose.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-122063) as filed with the Securities and Exchange Commission (the "Commission") on January 12, 2005 under the Act, and Amendment No. 1 thereto as filed with the Commission on February 2, 2005 and Post-Effective Amendment No. 1 thereto as filed with the Commission on February 24, 2005 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Certificate of Incorporation of the Company, and the Certificate of Incorporation of each of the Designated Guarantors, each as amended to date; (v) the By-Laws of the Company, and the By-Laws of each of the Designated Guarantors, each as amended to date; (vi) Certificates issued by the Secretary of State of the States of New York, Delaware and New Jersey, certifying the existence of the Company and each of the Designated Guarantors and its respective authority to transact business in its state of incorporation; (vii) certain resolutions adopted by the Board of Directors and shareholders of the Company, relating to the Exchange Offer, the issuance the New Securities issued by it, the Indenture and related matters, certified by the Secretary of the Company as true and complete; (viii) certain resolutions adopted by the Board of Directors and shareholders of each of the Designated Guarantors relating to, among other things, the issuance of the Domestic Guarantees by the Designated Guarantors, certified by the Secretary of each of the applicable Designated Guarantors as true and complete; (ix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (x) the form of the New Notes (including the form of Domestic Guarantees). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Designated Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Designated Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In rendering these opinions we have assumed (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified,
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Phibro Animal Health Corporation
February 24, 2005
Page 3

conformed or photostatic copies or by electronic means and the authenticity of the originals of such latter documents; (ii) that all parties other than the Company and the Designated Guarantors have the power, corporate or otherwise, to enter into and perform all obligations under all documents we have examined in connection with these opinions (the "Examined Documents"); (iii) that all the Examined Documents have been duly authorized by all requisite action, corporate or other, by each part thereto (other than the Company and the Domestic Guarantors), and have been duly authorized by all requisite action, corporate or others, and executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms; (iv) that the resolutions of the Board of Directors and shareholders of the Company and the Designated Guarantors in connection with the Purchase Agreement dated October 21, 2003 and December 21, 2004 between the Company, the Dutch Issuer and Jefferies & Company, Inc. and the sale of the Old Securities have not been rescinded and revoked, (v) the satisfaction of all the requirements with respect to the execution, delivery and performance of the New Securities and other documents securing any thereof by each party to each document (other than the Company and the Designated Guarantors); and (vi) that each part to any of the documents (other than the Company and the Designated Guarantors) has complied with all laws, rules, orders and regulations applicable to it other than Applicable Laws (defined below) and has taken or obtained all actions, consents, approvals, authorizations, filings, exemptions, registrations, qualifications, orders and notations necessary under all applicable laws, rules, regulations and orders other than the Applicable Laws ("Foreign Laws") (without resort to principles of estoppel, apparent authority, waiver or the like) to bind it under the documents to which it is a party, including without limitation the issuance and sale of the New Dutch Notes and the execution, delivery and performance of each document to which it is a party and the consummation of the transactions contemplated by the Registration Rights Agreement. We have also assumed (i) that the execution, delivery and performance of the Guarantees and the Indenture by each of the Guarantors incorporated under the laws of California will not violate any provisions of the laws of such state, (ii) the validity, binding effect and enforceability of the Indenture and the Guarantees of the Guarantors incorporated under the laws of California under the laws of such state, and
(iii) that the laws of such jurisdictions would not affect any of the conclusions stated herein. As to any fact material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Dutch Issuer, the guarantors of the New Notes and others. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Securities.

         Members of our firm are admitted to the bar in the State of New York (without regard to conflict of laws) and we express no opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America, the laws of the State of New York and, to the extent necessary to render this opinion, the Delaware corporate law and the New Jersey corporate law. Such laws as to which we express an opinion are referred
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Phibro Animal Health Corporation
February 24, 2005
Page 4

to as "Applicable Laws." In this regard, we express no opinion as to the legality, binding effect, validity, enforceability or interpretation of any agreement or instrument or any provision thereof to the extent that such purports to be or is in fact governed by the internal laws of any jurisdiction or any law other than the federal laws of the United States of America and the State of New York. We have assumed for purposes of this letter, that the internal laws of the State of New York in each case without regard to conflict of laws principles would apply to each of the documents and to each other document relevant to our opinions, notwithstanding any choice of law provision contained in, or law of any other jurisdiction applicable to, any of the documents, or any such other document, or any issuer or guarantor, including the State of New Jersey, the Netherlands, Belgium or the European Union. We express no opinion as to any local laws or ordinances.

         In connection with our opinions with respect to any issuer or guarantor organized under a Foreign Law or with respect to the validity, binding nature or enforceability against any of them of any documents signed by any of them or to which any of them is bound, no opinion is expressed that a remedy will be available with respect to each covenant or agreement of such party or that any such covenant or agreement will otherwise be given effect, or that any remedy expressly provided for in any such document will be given effect as stated, and we further assume that:

         (a) insofar as any obligation or right is to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the federal laws of the United States and the laws of the State of New York, the performance of any such obligation and the exercise of any such right would not be illegal or ineffective under the laws of that jurisdiction;

         (b) any law, other than the federal laws of the United States and the laws of the State of New York, which may apply to the formation, validity, binding nature or enforceability of a contract or to any of the documents (or the transactions contemplated thereby) would not be such as to affect any opinion stated in this letter;

         (c) all of the conditions necessary under any of the Foreign Laws for the formation, validity, binding nature and enforceability of a contract have occurred, including its due authorization, execution and delivery and the existence of adequate consideration;

         (d) the Units, to the extent of the obligations of the Dutch Issuer, and the Dutch Notes, would be treated by all courts in the Netherlands as constituting the legal, valid and binding obligations of the Dutch Issuer enforceable against the Dutch Issuer in accordance with their respective terms, and such documents are in proper form for their enforcement in such Dutch courts.
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Phibro Animal Health Corporation
February 24, 2005
Page 5

         (e) the Guarantee of Phibro Belgium would be treated by all courts in Belgium as constituting the legal, valid and binding obligation of Phibro Belgium enforceable against Phibro Belgium in accordance with its terms, and such Guarantee is in proper form for its enforcement in such courts;

         (f) the choice of New York internal law (without regard to conflict of laws principles) as the law governing the documents would be upheld as a valid choice of law by the courts of the respective jurisdictions of organization of the Dutch Issuer and Phibro Belgium, and applied by those courts in relation to the documents as the governing law thereof; and

         (g) neither the execution, delivery or performance of any foreign collateral documents, the issuance of Units by the Dutch Issuer or the Dutch Notes or the consummation of any transactions contemplated therein or by the Indenture conflicts with, violates, constitutes a breach of or a default (with the passage of time or otherwise) under, requires the consent of any person under, results in the imposition of a lien on any assets of any issuer or guarantor (except for liens created pursuant to the collateral documents, also as to which no opinion is expressed herein) or results in acceleration of indebtedness under or pursuant to (i) any of the charter documents of the Dutch Issuer or Phibro Belgium, (ii) any indenture, lease, note, contract or other agreement or instrument which is binding on the Dutch Issuer or Phibro Belgium or any of its properties (other than any thereof filed as an exhibit to the Registration Statement), or (iii) any statute, law, rule or regulation of the Netherlands, Belgium or European Union or any political subdivision thereof binding on any issuer or guarantor or any of its properties, or any judgment, order or decree of a Dutch, Belgium or European Union court or administrative or regulatory body.

         Based upon and subject to the foregoing and the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that the New Securities have been duly authorized by the Company and the Designated Guarantors, and when (i) the Registration Statement becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Securities have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, assuming the due authorization, execution and delivery of the New Dutch Notes by the Dutch Issuer and of the guarantee thereof by Phibro Belgium, the New Securities will constitute valid and binding obligations of the Company and each of the Designated Guarantors, enforceable against the Company and each of the Designated Guarantors in accordance with their respective terms.

         The opinion set forth above is qualified as follows:
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Phibro Animal Health Corporation
February 24, 2005
Page 6

         A. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture and under the Guarantees, are subject to and may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally (including, without limitation, Section 548 of the United States Bankruptcy Code, state fraudulent transfer laws and other similar laws relating to fraud on creditors), and (ii) general principles of equity, regardless of whether such validity or enforceability of obligations or availability of rights and remedies is considered in a proceeding in equity or at law.

         B. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture and the Guarantees, may be further limited by other laws and judicial decisions with respect to or affecting remedial or procedural provisions contained in such documents, but in our judgment and subject to the other qualifications set forth in this letter, such other laws and judicial decisions do not render the Indenture invalid as a whole or substantially interfere with realization of the principal benefits intended to be provided thereby.

         C. The validity and enforceability of obligations, and the availability of rights and remedies, under the Indenture, including the Guarantees under the Indenture, may be further limited by other laws and judicial decisions with respect to the enforceability of any waiver granted under Section 6.04 of the Indenture.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                   Very truly yours,


                                   /s/ Golenbock Eiseman Assor Bell & Peskoe LLP
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